EXHIBIT 99.1

Raptor Pharmaceutical Provides PROCYSBI™ Launch Update and
Second Quarter 2013 Financial Results

Early Launch Metrics Show Anticipated Strong PROCYSBI Demand

NOVATO, Calif., August 8, 2013 -- Raptor Pharmaceutical Corp. (NASDAQ: RPTP) today provided a launch update for PROCYSBI (cysteamine bitartrate) delayed-release capsules and financial results for its second quarter and six months ended June 30, 2013.
PROCYSBI Update and Operational Highlights
•	On April 30, 2013, PROCYSBI received marketing approval from the U.S. Food and Drug Administration (FDA) for the management of nephropathic cystinosis in adults and children six years and older.
•	Raptor launched the product during the week of June 17, 2013.
•	The launch is on track to meet initial guidance of 125 patients on PROCYSBI by the end of 2013.
•	As of June 30, 2013, there were 114 unique prescriptions submitted for PROCYSBI, 17 had received payor approval and 2 shipped, or were scheduled to be shipped to patients.
•	During this initial stage of the PROCYSBI launch, Raptor is providing a one-time mid-quarter commercial update to provide investors additional visibility into the product's early progress.
•
As of August 2, 2013, there were 154 prescriptions submitted, 75 had received payor approval and 49 shipped or were scheduled to be shipped to patients.  The remaining prescriptions are in process of benefits adjudication.

•
On July 15, 2013, Raptor received a positive opinion from the European Union (EU) Committee for Orphan Medicinal Products (COMP) recommending orphan drug exclusivity for PROCYSBI gastro-resistant hard capsules for the treatment of proven nephropathic cystinosis.  Final adoption of the opinions on drug approval and orphan exclusivity is expected from the European Commission in the coming months.

•	Interim results from a Phase 2/3 study of PROCYSBI (RP103) in Huntington's disease following the first 18 months of treatment are anticipated in the first quarter of 2014.
"We are thrilled to see the number of cystinosis patients that are aware of and gaining access to PROCYSBI so soon after its launch," said Christopher M. Starr, Ph.D., Raptor's chief executive officer. "These results speak to Raptor's early and successful collaboration with the cystinosis community that has resulted in being able to satisfy their long awaited anticipation for this new therapy."

"We are seeing strong PROCYSBI demand from both RaptorCares pre-registered patients, and new patients not previously identified," said Julie Anne Smith, executive vice president strategy and chief operating officer.  "We are therefore accelerating our timeline on the next stage of our launch to identify misdiagnosed, undiagnosed or late-onset cystinosis patients and potentially expand the addressable patient population."
Financial Results for the Quarter Ended June 30, 2013
•	Net loss for the second quarter ended June 30, 2013 was $24.1 million, or $0.43 per share, compared to a net loss of $3.0 million, or $0.06 per share, for the fiscal quarter ended May 31, 2012.
•	Non-GAAP net loss excluding non-cash warrant expense was $17.1 million, or $0.30 per share for the second quarter of 2013.
•	Cash and cash equivalents as of June 30, 2013 were $74.6 million.
For the three months ended June 30, 2013, Raptor recognized approximately $21,000 in PROCYSBI net product sales.  Revenue is recognized once the product has been shipped by the specialty pharmacy and accepted by the patient.  PROCYSBI became available in the U.S. for shipment to cystinosis patients the week of June 17, 2013.
Raptor began capitalizing commercial inventory costs upon FDA approval of PROCYSBI on April 30, 2013.  During the quarter ended June 30, 2013, the company recorded $0.4 million as cost of sales representing commercial inventory that was capitalized subsequent to FDA approval but written off due to an unanticipated minor change in the finished product presentation, which was a one-time occurrence.
Research and development expenses for the quarter ended June 30, 2013 and the fiscal quarter ended May 31, 2012 were $6.2 million and $6.0 million, respectively.  Research and development expenses were $14.6 million for the six months ended June 30, 2013, compared to $10.0 million for the six month period ended May 31, 2012.  The increase in the second quarter over the comparable period in 2012 was primarily due to increases in lab services for current research projects, staffing and medical affairs costs, partially offset by a decrease in expensed manufacturing costs.
Selling, general and administrative expenses increased 128% to $9.4 million for the quarter ended June 30, 2013 from $4.1 million for the fiscal quarter ended May 31, 2012.  Selling, general and administrative expenses were $17.2 million for the six months ended June 30, 2013, compared to $6.6 million for the six month period ended May 31, 2012.  The increase in the second quarter over the comparable periods in 2012 was primarily due to staffing increases and sales and marketing costs to support the commercialization and U.S. launch of PROCYSBI.
Interest expense for the quarter ended June 30, 2013 and the fiscal quarter ended May 31, 2012 was $1.1 million and $1,000, respectively.  Interest expense was $1.8 million for the six months ended June 30, 2013, compared to interest expense of $1,000 for the six month period ended May 31, 2012.  The increase in interest expense for the quarter in 2013 over the comparable periods in 2012 was due to the $50.0 million debt facility the company entered into with HealthCare (HC) Royalty Partners in December 2012.
Net loss for the second quarter ended June 30, 2013 was $24.1 million, or $0.43 per share, compared to a net loss of $3.0 million, or $0.06 per share, for the fiscal quarter ended May 31, 2012.  For the six months ended June 30, 2013, net loss was $40.1 million, or $0.73 per share, compared with a net loss of $17.0 million, or $0.35 per share, for the six month period ended May 31, 2012.

Cash as of June 30, 2013 was $74.6 million and included approximately $23.7 million of net proceeds from the second tranche pursuant to Raptor's loan agreement with HC Royalty Partners, $17.5 million in net proceeds under its at-the-market (ATM) common stock sales agreement and $6.7 million from warrant exercises, all received during the six month period ended June 30, 2013.  In addition, the company received net proceeds of approximately $11.2 million in July 2013 under the ATM common stock sales agreement.  The company believes that its cash balance will be sufficient to meet its projected operational requirements and obligations through the end of 2014.
Conference Call and Webcast
Raptor has scheduled an investor conference call and webcast regarding this announcement at 4:30 p.m. EDT (1:30 p.m. PDT) today, August 8, 2013.  The live call may be accessed by dialing (800) 860-2442 for domestic callers or (412) 858-4600 for international callers.  A live webcast of the conference call will be available online from the investor relations section of the company website at www.raptorpharma.com.  After the call, a webcast replay will be available on the Raptor website.  A telephone replay of the call will be available by dialing (877) 344-7529 for domestic callers, or (412) 317-0088 for international callers, and entering the conference number: 10032455.
Non-GAAP Financial Information
Raptor uses non-GAAP financial measures, such as non-GAAP net loss and non-GAAP net loss per share, to assess and analyze its operational results and trends and to make financial and operational decisions. Raptor believes these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding Raptor's operating performance.  The company believes that the presentation of non-GAAP measures is useful to investors because it excludes non-cash warrant valuation expense which fluctuates from period to period based on factors that are not within the company's control, such as the company's stock price.  These non-GAAP financial measures should not be considered an alternative to measurements required by GAAP, such as net loss, operating loss and net loss per share, and should not be considered measures of Raptor's liquidity.  In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies.  Reconciliations between non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.
About Raptor Pharmaceutical
Raptor Pharmaceutical Corp. is a biopharmaceutical company focused on developing and commercializing life-altering therapeutics that treat rare, debilitating and often fatal diseases.  The company's first product, PROCYSBI (cysteamine bitartrate) delayed-release capsules, has been approved by the FDA, and  recommended for marketing authorization by the  European Committee for Medicinal Products for Human Use (CHMP) for the management of nephropathic cystinosis, a rare metabolic lysosomal storage disease.  Raptor's pipeline also includes RP103 in a Phase 2/3 trial for Huntington's disease and a Phase 2 trial in nonalcoholic fatty liver disease in children.  PROCYSBI has orphan designation for nephropathic cystinosis in the U.S., recommended orphan designation in the EU and RP103 has received U.S. orphan drug designation for Huntington's disease.  For additional information, please visit www.raptorpharma.com.

About PROCYSBI (cysteamine bitartrate) delayed-release capsules

PROCYSBI is a cystine depleting agent that is approved in the U.S. for the management of nephropathic cystinosis in adults and children ages 6 years and older.  It is contraindicated in patients with a hypersensitivity to penicillamine.  The most commonly reported side effects are vomiting, abdominal pain/discomfort, headaches, nausea, diarrhea, anorexia/decreased appetite, breath odor, fatigue, dizziness, skin odor and rash.  For additional information on PROCYSBI, including full prescribing information, please visit www.procysbi.com.
FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These statements are indicated by words or phrases such as "believes," "expects," "anticipates," "estimates," "plans," "continuing," "ongoing", "projected" and similar words or phrases and relate to future events or our future results of operations or future financial performance, including, but not limited to, statements regarding projected use of cash through the end of 2014, anticipated strong PROCYSBI demand, PROCYSBI launch guidance of 125 patients by the end of 2013, expectations regarding the final adoption of opinions on drug approval and orphan exclusivity from the European Commission in the coming months, quotations from management and anticipated timing of interim results from a Phase 2/3 study of PROCYSBI (RP103) in Huntington's disease.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company's actual results to be materially different from these forward-looking statements.  Factors which may significantly change or prevent the Company's forward-looking statements from fruition include:  that Raptor may be unsuccessful in developing any products or acquiring products; that Raptor's technology may not be validated as it progresses further and its methods may not be accepted by the scientific community; that Raptor is unable to retain or attract key employees whose knowledge is essential to the development of its products; that unforeseen scientific difficulties develop with the Company's process; that Raptor's patents are not sufficient to protect essential aspects of its technology; that competitors may invent better technology; that Raptor's products may not work as well as hoped or worse, that the Company's products may harm recipients; and that Raptor may not be able to raise sufficient funds for development or working capital.  As well, Raptor's products may never develop into useful products and even if they do, they may not be approved for sale to the public.  Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made.  Certain of these risks, uncertainties and other factors are described in greater detail in the Company's filings from time to time with the Securities and Exchange Commission (the "SEC"), which Raptor strongly urges you to read and consider, including:  Raptor's transition report for the four months ended December 31, 2012 on Form 10-KT filed with the SEC on March 14, 2013, as amended, and Raptor's Quarterly Report on Form 10-Q filed with the SEC on May 8, 2013, as amended, which is available free of charge on the SEC's web site at http://www.sec.gov.   Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor's reports filed with the SEC.  Raptor expressly disclaims any intent or obligation to update any forward-looking statements.

CONTACT:
Georgia Erbez
Chief Financial Officer
Raptor Pharmaceutical Corp.
(415) 408-6231
gerbez@raptorpharma.com

INVESTOR CONTACTS:
Westwicke Partners, LLC
Stefan Loren, Ph.D.
Managing Director
(443) 213-0507
sloren@westwicke.com

Robert H. Uhl
Managing Director
(858) 356-5932
robert.uhl@westwicke.com

MEDIA CONTACT:
Carolyn Hawley
Canale Communications
(619) 849-5375
carolyn@canalecomm.com

Raptor Pharmaceutical Corp.
Consolidated Balance Sheets
(In thousands, except shares and per share data, or unless otherwise specified)

	June 30, 2013 (unaudited)	December 31, 2012 (1)
ASSETS
Current assets:
Cash and cash equivalents	$74,568	$36,313
Restricted cash	213	163
Short-term investments	0	22,096
Accounts receivable, net	26	0
Inventories	225	0
Prepaid expenses and other	8,056	1,610
Total current assets	83,088	60,182
Intangible assets, net	2,820	2,156
Goodwill	3,275	3,275
Fixed assets, net	939	416
Deposits	141	26
Deferred offering costs	20	109
Debt issuance costs	3,065	1,959
Total assets	$93,348	$68,123
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Current liabilities:
Accounts payable	$2,315	$4,599
Accrued liabilities	6,094	2,150
Common stock warrant liability	13,468	16,405
Deferred rent	0	6
Capital lease liability – current	18	8
Total current liabilities	21,895	23,168
Note payable	50,000	25,000
Capital lease liability - long-term	51	11
Total liabilities	71,946	48,179

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value per share, 15,000,000 shares authorized, zero shares issued and outstanding	0	0
Common stock, $0.001 par value per share, 150,000,000 shares authorized 58,314,471 and 52,424,649 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	58	52
Additional paid-in capital	197,534	155,945
Accumulated other comprehensive loss	(204)	(115)
Accumulated deficit	(175,986)	(135,938)
Total stockholders' equity	21,402	19,944

Total liabilities and stockholders' equity	$93,348	$68,123

(1) Derived from the Company's audited consolidated financial statements as of December 31, 2012.

Raptor Pharmaceutical Corp.
Consolidated Statements of Comprehensive Loss
 (In thousands, except per share data, or unless otherwise specified)

	Three Months Ended		Six Months Ended
	June 30, 2013	May 31, 2012	June 30, 2013	May 31, 2012
Net product sales	$21	$0	$21	$0

Operating expenses:
Cost of sales	425	0	425	0
Research and development	6,215	6,020	14,627	9,991
Selling, general and administrative	9,379	4,105	17,242	6,557

Total operating expenses	16,019	10,125	32,294	16,548

Loss from operations	(15,998)	(10,125)	(32,273)	(16,548)

Interest income	16	91	171	198
Interest expense	(1,075)	(1)	(1,801)	(1)
Foreign currency transaction gain/ (loss)	(1)	45	(35)	63
Realized gain/ (loss) on short-term investments	(129)	0	(129)	0
Unrealized gain/ (loss) on short-term investments	107	56	0	176
Adjustment to fair value of common stock warrants	(7,041)	6,937	(5,981)	(877)

Net loss	(24,121)	(2,997)	(40,048)	(16,989)
Other comprehensive gain (loss):
Foreign currency translation adjustment	(1)	(11)	(89)	(9)

Comprehensive loss	$(24,122)	$(3,008)	$(40,137)	$(16,998)

Net loss per share:
Basic and diluted	$(0.43)	$(0.06)	$(0.73)	$(0.35)

Weighted-average shares outstanding used to compute:
Basic and diluted	56,228	48,954	54,977	48,463

Raptor Pharmaceutical Reconciliation of GAAP to Non-GAAP Financial Information:

Comprehensive loss	$(24,122)	$(3,008)	$(40,137)	$(16,998)
Adjustment to fair value of common stock warrants	(7,041)	6,937	(5,981)	(877)
Non-GAAP Comprehensive loss	$(17,081)	$(9,945)	$(34,156)	$(16,121)

Net loss per share:
Basic and diluted	$(0.30)	$(0.20)	$(0.62)	$(0.33)

Weighted-average shares outstanding used to compute:
Basic and diluted	56,228	48,954	54,977	48,463